Exhibit 10.2

SUNPOWER CORPORATION
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
This First Amendment (this “Amendment”) to that certain Employment Agreement (the “Employment Agreement”) by and between SunPower Corporation, a Delaware corporation (the “Company”), and Charles David Boynton (“Executive”), dated effective as of June 28, 2010, is made effective as of this 1st day of May, 2013.
WHEREAS, Executive executed an offer letter (the “Offer Letter”) from the Company dated March 14, 2012 that sets forth compensation that Executive receives in his role as Chief Financial Officer of the Company, which Offer Letter also contains terms that govern with respect to Executive's severance benefits and expressly limit accelerated equity-award vesting that would otherwise be provided by the Employment Agreement;
WHEREAS, the Company and Executive are parties to the Employment Agreement and that certain Retention Agreement (the “Retention Agreement”) by and between the Company and Executive dated effective as of the “Offer Closing” within the meaning of the Tender Offer Agreement entered into by the Company and Total Gas & Power USA S.A.S., a French société par actions simplifiée;
WHEREAS, the parties desire to amend the Employment Agreement to shorten the term of such agreement and to increase the severance benefits that Executive may become eligible to receive thereunder.
NOW THEREFORE, effective as of the date hereof, the parties hereby agree as follows:
1.Severance in connection with Change in Control. Subsections 7(a)(i), (iii) and (iv) of the Employment Agreement are hereby deleted and replaced with the following in lieu thereof:
“(i) a lump-sum payment equal to Executive's Base Salary at the monthly rate in effect on the Determination Date multiplied by twenty-four (24),”
“(iii) a lump-sum payment equal to Executive's Target Bonus at the annual rate in effect on the Determination Date multiplied by two (2),”
“(iv) continuation of Executive's and Executive's eligible dependents' coverage under the Company's Benefit Plans for twenty-four (24) months, or, if earlier, until Executive is eligible for similar benefits from another employer (provided Executive validly elects to continue coverage under applicable law and assumes the cost, on an after-tax basis, for such continuation coverage),”
2.Term of Employment Agreement. Section 3 of the Employment Agreement is hereby deleted in its entirety and replaced with the following in lieu thereof:

“Term of Agreement. This Agreement will have an initial term of three years commencing on the Effective Date. On the third anniversary of the Effective Date, this Agreement will automatically renew for a period ending on August 27, 2014. On August 28, 2014, and on each three-year anniversary of such date thereafter, this Agreement will automatically renew for an additional three-year term unless the Company provides Executive with written notice of non-renewal at least 120 days prior to the date of automatic renewal. In the event this Agreement is not renewed (i.e., terminated) upon the expiration of its Term, under no circumstances shall such non-renewal/termination trigger any entitlement to severance or any other benefits set forth in Sections 7 and 8 of this Agreement.”
3.Terms and Conditions of Existing Agreements. Subject to the provisions herein, the terms, conditions, protections and definitions of the Employment Agreement, the Offer Letter and the Retention Agreement will remain in full force and effect.

4.Integration. This Amendment, together with the Employment Agreement, the Offer Letter and the Retention Agreement, represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. This Amendment may be modified only by agreement of the parties by a written instrument executed by the parties that is designated as an amendment hereto.

5.Governing Law; Arbitration. This Amendment will be governed by the laws of the State of California (with the exception of its conflict of laws provisions). The parties agree that any disputes relating to this Amendment shall be governed by the arbitration provisions set forth in Section 16 of the Employment Agreement.

6.Counterparts. This Amendment may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first set forth above.

SUNPOWER CORPORATION
By	/s/ Douglas J. Richards
	Name:	Douglas J. Richards
	Title:	EVP

AGREED:

CHARLES D. BOYNTON, an individual
/s/ Charles D. Boynton
CHARLES D. BOYNTON

5/1/13